UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

PCB Bancorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

PCB BANCORP VOTE

Online

Go to **www.investorvote.com/PCB** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 12:00 a.m., (Pacific Time), on Thursday, May 23, 2024

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the PCB Bancorp Shareholder Meeting to be Held on May 23, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 proxy statement and 2023 annual report are available at:

www.investorvote.com/PCB

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/PCB.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request 10 days before meeting date to facilitate timely delivery.

2 N O T

03YY0A

Shareholder Meeting Notice

PCB Bancorp's Annual Meeting of Shareholders will be held on Thursday, May 23, 2024 at 3701 Wilshire Boulevard, Suite 900, Los Angeles, California, at 10:30 a.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 4, and 5, and 1 YEAR on Proposal 3.

1. Election of Directors:
   01 - Kijun Ahn
   02 - Daniel Cho
   03 - Haeyoung Cho
   04 - Janice Chung
   05 – Sang Young Lee
   06 – Hong Kyun "Daniel" Park
   07 – Don Rhee
   08 – Henry Kim
2. **Advisory Vote on Executive Compensation.** To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.
3. **Frequency of Advisory Vote on Executive Compensation.** To approve, on a non-binding advisory basis, whether future shareholder advisory votes on the compensation of the Company's named executive officers should be held every one, two or three years.
4. **Bylaw Amendment.** To approve an amendment to the Company's bylaws authorizing a range of seven to 13 directors.
5. **Independent Registered Public Accounting Firm.** To ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a paper copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/PCB.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials PCB Bancorp" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received 10 days before meeting date.